                               EXHIBIT 2

                       SHARE PURCHASE SCHEDULE


                                                      Number of Shares           Percentage of Class
Name of Group Member                                  of Common Stock              of Securities *
--------------------                                  ---------------            -------------------
Berg & Berg Enterprises, Inc.                             820,000                       10.9%

Carl E. Warden  SEP/IRA                                   280,000                        3.7%

Carl E. Warden                                             90,000                        1.2%

Leonard C. Perham                                         370,000                        4.9%

Alan B. Kalin                                             370,000                        4.9%

John C. Bolger                                            370,000                        4.9%

Roger S. Kirk                                             370,000                        4.9%

Patrick W. Hurley                                         370,000                        4.9%

Roy A. Wright (IRA)                                       370,000                        4.9%

Richard T. Tarrant (IRA)                                  370,000                        4.9%

John J. Bartko (IRA)                                      370,000                        4.9%

Calvin L. Reed and Linda Eng Reed                         370,000                        4.9%
Revocable  LivingTrust

Thelmer Aalgaard                                          370,000                        4.9%

Douglas Broyles                                           370,000                        4.9%

Michael L .Knapp                                          370,000                        4.9%

Mark Lewis                                                370,000                        4.9%

                                                -----------------------          -------------------
                Total                                   6,000,000                       79.6%
                                                        ---------                       -----
                                                        ---------                       -----

* Rounded to the nearest tenth.